                                                                    EXHIBIT 4.16

     THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO THEIR DISTRIBUTION AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION, AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE SECURITIES LAWS.



No. KW                                                   Warrants


                         VOID AFTER December 31, 2001
                     (fifth anniversary of issuance date)

                  CLASS K STOCK PURCHASE WARRANT CERTIFICATE
                     FOR PURCHASE OF CLASS A COMMON STOCK

              Advanced Environmental Recycling Technologies, Inc.

          This certifies that FOR VALUE RECEIVED _______________________________ or registered assigns (the "Holder") is the owner of the number of Class H Warrants ("Warrants") specified above.

          1.   Exercise of Warrant Issuance of Certificate and Payment for
               -----------------------------------------------------------
Warrant Shares. Each Warrant initially entitles the Holder to purchase, subject
--------------
to the terms and conditions set forth in this Certificate, one fully paid and nonassessable share of Class A Common Stock, $0.01 par value, of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation (the "Company") at any time between the date hereof and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form attached hereto duly executed, to the Company or its designee, accompanied by payment of ___________________________ per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Advanced Environmental Recycling Technologies, Inc.

          Each Warrant represented hereby is exercisable at the option of the Holder, but no fractional shares of Class A Common Stock will be issued. Holders of fractional Warrants will be required to exercise such number of Warrants so that a whole number of shares of Class A Common Stock will be issued or, at the Company's sole option, the Company may pay the Holder an amount equal to such fraction multiplied by the Fair Market Value of one share of Class A Common Stock on the exercise date. The Fair Market Value shall be the average of the closing bid and ask price for a share of Class A Common Stock on the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or the closing sale price if reported on the NASDAQ National Market System or New York or American Stock Exchanges.

          In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants.

          2.   Antidilution Provisions.  The number of shares of Class A Common
               ------------------------
Stock into which this Warrant is convertible and shall be subject to adjustment from time to time as follows:

          (a) In the event the Company declares a dividend upon its Common Stock payable otherwise than in cash out of earnings or surplus, including a dividend payable in Common Stock or securities convertible into Common Stock or in any rights or options to purchase Common Stock or securities convertible into Common Stock, the Holder shall upon the conversion of this Warrant be entitled to receive Common Stock at the Purchase Price then in effect, and, in addition and without payment therefor, the cash, stock or other securities and other property which such Holder would have received by way of dividends or distributions (otherwise than out of earnings or surplus) as if continuously since the record date for any such dividend or distribution the Holder (i) had been the record Holder of the number of shares of Common Stock then received, and (ii) had retained all prior dividends or distributions in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock.

          (b) In case the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, or shall combine outstanding shares of Common Stock into a smaller number of shares, the Purchase Price shall be proportionately adjusted to reflect the respective reduction or increase in value of each such share of Common Stock.

          (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to acquire upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock that could be acquired immediately theretofore, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if the Holder had converted this Warrant prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, other securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

          (d) If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of subparagraphs 2(a) through 2(c) hereof, but which should result in an adjustment in the Purchase Price in order to fairly protect the acquisition rights of the Holder,an appropriate adjustment to the Purchase Price shall be made by the Company. No adjustment in the Purchase Price shall be made on account of an increase in the number of outstanding shares of Common Stock resulting from (i) the issuance of shares pursuant to employee stock option plans, including, without limitation, the 1989 and 1990 Stock Option Plans, as amended from time-to-time; (ii) exercise of the Company's outstanding Class B,C,D,F,G,H, or I Warrants on the date hereof; (iii) the conversion of the Company's Class B Common Stock or any series of the Company's Convertible Debentures outstanding on the date hereof; or (iv) the sale or exchange by the Company for fair value (as determined in good faith by the Company's Board of Directors) of capital stock, options, warrants, convertible debentures, or other rights to acquire securities of the Company.

          (e) Upon an adjustment of the Purchase Price, the Company shall give, within a reasonable time, written notice thereof, by first class mail, postage prepaid, addressed to the Holder, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares that may be acquired at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. No failure to mail such notice nor any defect therin or in the mailing thereof shall affect the validity thereof except as to the Holder to whom the Company failed to mail such notice, or except as to the Holder whose notice was defective. The affidavit of an officer of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therin.

          (f) As used in this Section 2, the term "Common Stock" shall mean and include the Company's presently authorized shares of Class A and Class B Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          3.   Warrant Expiration.  The term "Expiration Date" shall mean 5:00
               -------------------
p.m. (New York time) five (5) years from the date hereof, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

          4.   Restrictions on Transfer.  This Warrant and the shares of Class A
               -------------------------
Common Stock to be issued upon exercise of this Warrant (the "Warrant Shares") are not registered under the Securities Act of 1933 (the "Securities Act") or under the Securities Laws of any state and can be resold only if registered or if, pursuant to an opinion of Counsel satisfactory to the Company, exemptions from such registration are available. A restrictive legend outlining the restriction appears on this Warrant and will appear on the Warrant Shares. The company is not obligated to take any action to enable the Holder or any assignee to resell the Warrant or the Warrant Shares, except as provided in Section 6 hereof.

          By acceptance of this Warrant, the Holder represents to the Company and agrees that:

          (a) This Warrant is being acquired for the account of the Holder, and the Holder has no present intention of offering, selling, transferring or otherwise disposing (other than by gift) of this Warrant or the Warrant Shares.

          (b) The Holder will not sell, transfer or otherwise dispose of this Warrant or the Warrant Shares unless:

                    (i) a registration statement under the Securities Act, as amended, covering such portion of this Warrant or Warrant Shares which is to be so offered, sold, transferred or otherwise disposed of has become effective; or

                    (ii) such Holder has received the opinion of counsel acceptable to the Company, such opinion to be in writing and addressed to the Company, that the proposed offer, sale, transfer or other disposition of this Warrant or Warrant Shares are exempt from the registration provisions of the Securities Act.

          (c) The certificates representing the Warrant Shares shall contain a restrictive legend substantially in the form of the legend located at the top of page 1 hereof.

          5.   Exchange Transfer and Replacement.  This Warrant Certificate is
               ----------------------------------
exchangeable, upon the surrender hereof by the Holder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Holder at the time of such surrender. Upon due presentment with any transfer fee per certificate in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

          6.   Provisions for Registration.  The Holders shall have the
               ----------------------------
following rights regarding registration of the Warrant Shares.

          (a)  Right to Participate in Registrations.  If the Company at any
               --------------------------------------
     time within five (5) years from the date hereof proposed to register any of its securities under the Securities Act on any form upon which securities similar to the Warrant Shares may be registered (other than Form S-4, Form S-8 or other similar form), it will at each such time give 30 calendar days prior written notice to all Holders of its intention so to do. Upon the written request of any Holder given within twenty (20) calendar days after the giving by the Company of any such notice, the Company will cause all Warrant Shares that the Company has been requested to register by such Holders to be registered under the Securities

     Act. Notwithstanding the foregoing, the Company shall not be required to comply with this Section 6 if the Company, with respect to a registration statement related to a "firm commitment" underwriting of less than $10,000,000 of securities to be offered by the Company, has received advice, in writing and furnished to the Holders, from the lead underwriter that, in the judgment of such lead underwriter, it would materially adversely affect the Company's offering of its securities if any Holders were permitted to sell securities in connection with such underwriting.

          (b)  Blue Sky.  Upon request, the Company shall register or qualify
               ---------
     the Warrant Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders for whom such Warrant Shares are registered or are to be registered shall reasonably request (not to exceed ten in number) upon the payment by such Holders of the fees and costs for such registration or qualification, and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such Warrant Shares; provided, however, that the Company shall not be obligated, by reason thereof, to qualify as a foreign corporation under the laws of any such jurisdiction or to file any general consent to service or process; and

          (c)  Opinion.  Upon request, the Company shall furnish to the Holders
               --------
     for whom such Warrant Shares are registered or are to be registered at the time of the disposition of Warrant Shares by such Holders and opinion of counsel for the Company reasonably acceptable to such Holders to the effect that a registration statement covering such Warrant Shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, that a prospectus complying as to form in all material respects with the requirements of the Securities Act is available for delivery, that no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated, and setting forth the jurisdictions in which the Warrant Shares have been registered under the securities or blue sky laws of such jurisdiction; and

          (d)  Payment of Registration Expenses.  All underwriting discounts and
               ---------------------------------
     commissions attributable to the Warrant Shares included in any registration effected pursuant to this Section 6 shall be borne by the selling Holders. Except as provided in Section 6(b) with respect to certain blue sky fees, the Company shall bear all other expenses related to registration of such Warrant Shares, including without limitation, fees and expenses of attorneys, accountants, printers, etc.; provided, however, that the selling Holders shall pay the fees and expenses of its counsel, if any.

          (e) Information from Holders. Notices and requests delivered by the Holders to the Company pursuant to this Section 6 shall contain such information regarding the Warrant Shares and the intended method of disposition thereof as reasonably shall be required in connection with the action to be taken.

          (f) Indemnification. The Company will indemnify and hold harmless each Holder whose Warrant Shares are included in a Company Registration Statement pursuant to the provisions of this Section 6 and any underwriter (as defined in the Securities Act) and each person, if any, who controls such Holders from and against any and all loss, damage, liability, cost and expense to which such Holders or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as any such loss, claim, damage, liability, cost, or expense (or proceedings in respect thereof) arises out of or is based upon any untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost, or expense arises out of or is based upon untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or final prospectus, or said amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Holders, or controlling person, as the case may be, specifically for use in the participation thereof; and provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission, or alleged omission made in any preliminary prospectus, but eliminated or remedied in the final prospectus, such indemnity agreement shall not inure to the benefit of any person if a copy of the final prospectus was not sent or given to the purchaser of the securities with or prior to the written confirmation of the sale of such securities to such person.

               By acceptance of this Warrant, each Holder whose Warrant Shares are included in a Company Registration Statement pursuant to the provisions of this Section 6 agrees to indemnify and hold harmless the Company, and controlling person, and any underwriter from and against any and all loss, damage, liability, cost, or expense to which the Company or any controlling person or any underwriter may become subject under the Securities Act or otherwise, insofar as any such loss, claim, damage, liability, cost, or expense or proceedings in respect thereof arises out of or is based upon any untrue statement of any material fact contained, on the Effective Date thereof, in any Registration Statement under which such Warrant Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished or required to be furnished by the Securities Act by such Holders.

               Promptly after receipt by any party entitled to be indemnified hereunder of notice of the commencement of any action in respect to which indemnity may be sought hereunder, such party shall notify the indemnifying party in writing of the commencement thereof, and the indemnifying party may assume the defense of such action (including the employment of counsel reasonably satisfactory to the notifying party and the payment of expenses) insofar as such action shall relate to any alleged liability in respect to which indemnity may be sought against the indemnifying party. Any such indemnified party shall have the right to employ counsel and to participate in the defense thereof, but the fees and expenses of such counsel (except fees and expenses incurred after notice has been given but prior to the assumption by the indemnifying party of the defense of such action) shall not be at the expense of the indemnifying party unless the employment of such counsel has been specifically authorized by the indemnifying party.

          (g)  Conditions to Obligations of the Company.  The obligations of the
               -----------------------------------------
     Company to cause the Warrant Shares to be registered under the Securities Act in accordance with the provisions of this Section 6 are subject to the following conditions:

               (i) Any request by a Holder for registration shall specify the amount of Warrant Shares intended to be sold, contain the undertaking of such Holders to provide all such information as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement, identify any proposed underwriters, specify the proposed method of offering and sale, and agreement to observe all applicable terms and conditions of this Warrant; and

               (ii) The Company may require, as a condition of fulfilling its obligations under this Warrant, execution of separate indemnity agreements in the form described in Section 6(f) hereof.

          (h)  Termination of Registration Rights. In addition to the other
               -----------------------------------
     termination provisions hereof, the right of any Holder or Holders to request inclusion in any registration pursuant to Section 6 shall be suspended on such date as such Holders have been furnished the opinion of counsel for the Company that Securities and Exchange Commission Rule 144 is available for resale by the then-holders Eighty Percent (80%) or more of the Warrant Shares.

          7.   No Shareholder Rights.  Prior to the exercise of any Warrant
               ----------------------
represented hereby, the Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company.

          8.   Ownership of this Warrant. Prior to due presentment for
               -------------------------
registration of transfer hereof, the Company may deem and treat the Holder as the absolute owner hereof and of each Warrant represented hereby
(notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

          9.   Miscellaneous.  This Warrant Certificate shall be governed by and
               --------------
construed in accordance with the laws of the State of Arkansas.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

Dated: _______________   By_______________________________
                                Joe G. Brooks, President



                         By_______________________________
                                Jake Bushey, Corporate Controller


                               SUBSCRIPTION FORM

                         To Be Executed by the Holder
                         in Order to Exercise Warrants

          The undersigned Holder hereby irrevocably elects to exercise ________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


                 _____________________________________________
                 _____________________________________________
                 _____________________________________________
                   (please print, or type name, address and
                social security or other identification number)

and be delivered to


                 _____________________________________________
                 _____________________________________________
                 _____________________________________________
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

Dated: __________________      x_____________________________
                                   ______________________________
                                   ______________________________
                                             Address

                                   ______________________________
                                   Taxpayer Identification Number

                                   ______________________________
                                   Signature Guaranteed

                                   ______________________________

                                  ASSIGNMENT

                         To Be Executed by the Holder
                          in Order to Assign Warrants

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers unto


                 _____________________________________________
                 _____________________________________________
                 _____________________________________________
                  (please print or type name and address and
                 social security or other identifying number)

____________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
_____________________________________________________________________________
_________________________________________________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ___________________    x__________________________________
                                   Signature Guaranteed


                                   ______________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.